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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



      We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Genzyme Corporation (File No. 333-26351) for its Proxy Statement of our reports dated February 27, 1997 on our audits of the consolidated financial statements and financial statement schedule of Genzyme Corporation, the combined financial statements and financial statement schedule of Genzyme General Division and the combined financial statements and financial statement schedule of Genzyme Tissue Repair Division as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996, which reports are included in Genzyme Corporation's 1996 Annual Report on Form 10-K.

      We also consent to the inclusion in this Registration Statement on Form S-4 of Genzyme Corporation of our report dated April 7, 1997 on our audit of the combined financial statements of Genzyme Molecular Oncology as of December 31, 1995 and 1996 and for the period from December 1, 1994 (Date of Inception) through December 31, 1994 for the years ended December 31, 1995 and 1996 and cumulative for the period from December 1, 1994 (Date of Inception) through December 31, 1996.

      We also consent to the references to our firm in the Registration Statement under the captions "Experts" and "Selected Financial Data."




                                        /s/  Coopers & Lybrand, L.L.P.

Boston, Massachusetts
May 9, 1997